UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 21, 2010

GREENE COUNTY BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Federal	0-25165	14-1809721
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

302 Main Street, Catskill NY		12414
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:             (518) 943-2600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
      CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) The Bank of Greene County Supplemental Executive Retirement Plan.  On June 21, 2010, the Board of Directors of The Bank of Greene County (the “Bank”), the wholly-owned subsidiary of Greene County Bancorp, Inc. (the “Company”), adopted The Bank of Greene County Supplemental Executive Retirement Plan (the “Plan”), effective as of July 1, 2010.   The Plan will benefit certain key senior executives of the Bank who are selected by the Board to participate, including Donald E. Gibson, President and Chief Executive Officer, Michelle M. Plummer, Executive Vice-President, Chief Operating Officer and Chief Financial Officer, and Stephen E. Nelson, Senior Vice-President and Chief Lending Officer.

The Plan is intended to provide a benefit from the Bank upon retirement, death or disability or voluntary or involuntary termination of service (other than “for cause”).  Accordingly, the Plan obligates the Bank to make a contribution to each executive’s account on the first business day of each July and permits each executive to defer up to 50% of his or her base salary and 100% of his or her annual bonus to the Plan, subject to the requirements of Section 409A of the Internal Revenue Code (“Code”).  In addition, the Bank may, but is not required to, make additional discretionary contributions to the executives’ accounts from time to time.  An executive becomes vested in the Bank’s contributions after 10 calendar years of service following the effective date of the Plan.  However, the Executive will vest in the present value of his or her account in the event of death, disability or a change in control of the Bank or the Company.  In the event the executive is terminated involuntarily or resigns for good reason following a change in control, the present value of all remaining Bank contributions is accelerated and paid to the executive’s account, subject to potential reduction to avoid an excess parachute payment under Code Section 280G.  In the event of the executive’s death, disability or termination within two years after a change in control, executive’s account will be paid in a lump sum to the executive or his beneficiary, as applicable.  In the event executive is entitled to a benefit from the Plan due to retirement or other termination of employment, the benefit will be paid in 10 annual installments.

The foregoing description of the Plan is qualified in its entirety by reference to the Plan attached hereto as Exhibit 10.1.

 Item 9.01                      Financial Statements and Exhibits

(a)	Financial Statements of businesses acquired. Not Applicable.
(b)	Pro forma financial information. Not Applicable.
(c)	Shell Company Transactions. Not Applicable
(d)	Exhibits.

The following Exhibit is attached as part of this report:

	Exhibit No.	Description

	10.1	Supplemental Executive Retirement Plan, Participation Agreement and Deferral Election Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GREENE COUNTY BANCORP, INC.

DATE: June 23, 2010	By: /s/Michelle Plummer
Michelle Plummer
Executive Vice President and Chief Financial Officer and Chief Operating Officer